Exhibit 23.1








                                         November 24, 1998



Heritage Bancorp, Inc.
1313 Dolley Madison Boulevard
McLean, VA 22101

                            Re:   Registration Statement on Form S-8

Dear Sirs:

     We have acted as counsel for Heritage Bancorp, Inc., a Virginia corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to shares of its common stock, no par value per share (the "Shares"), of which 200,000 shares are authorized but unissued shares which have been reserved for issuance ("Original Issue Shares") upon the exercise of options granted pursuant to the Company's 1998 The Heritage Bank Employee Incentive Stock Option Plan, the 1998 The Heritage Bank Employee Incentive Stock Option Plan (collectively, the "Plans"). In rendering the statement set forth below, we do not express any opinion concerning law other than the corporate law of the Commonwealth of Virginia and the federal law of the United States.

     We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plans described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.


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Heritage Bancorp, Inc.
November 24, 1998                                                         Page 2




     Based on the forgoing, we are of the opinion that the Original Issue Shares that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, such Original Issue Shares will be validly issued, fully paid and non-assessable.

     In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

     This opinion is given solely for the benefit of the Company and purchasers of Shares under the Plans, and no other person or entity is entitled to rely hereon without express written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.



                                                      Very truly yours,

                                                      THACHER PROFFITT & WOOD

                                                      /s/ Richard A. Schaberg


                                                      by: Richard A. Schaberg